As filed with the Securities and Exchange Commission on October 1, 2001

                                                 Registration No. 333-__________

================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         RIBOZYME PHARMACEUTICALS, INC.
                    ________________________________________
             (Exact Name of Registrant as Specified in its Charter)

                   Delaware                             34-1697351
               (State or Other                        (IRS Employer
               Jurisdiction of                        Identification
        Incorporation or Organization)                    Number)

                 2950 Wilderness Place, Boulder, Colorado 80301
              ___________________________________________________
              (Address of Principal Executive Offices) (Zip Code)

             RIBOZYME PHARMACEUTICALS, INC., 2001 STOCK OPTION PLAN
             RIBOZYME PHARMACEUTICALS, INC., 1996 STOCK OPTION PLAN
      ____________________________________________________________________
                           (Full Title of the Plans)

                Marvin Tancer                              COPIES TO:
        Ribozyme Pharmaceuticals, Inc.                 Karen L. Witt, Esq.
            2950 Wilderness Place                Rothgerber Johnson & Lyons LLP
           Boulder, Colorado 80301                1200 17th Street, Suite 3000
    (Name and Address of Agent for Service)          Denver, Colorado 80202
              (303) 449-6500                              (303) 623-9000

    ---------------------------------------
    (Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
================================================================================
    Title of      Amount to be  Proposed Maximum  Proposed Maximum   Amount of
Securities to be   Registered    Offering Price      Aggregate     Registration
   Registered                      Per Share       Offering Price       Fee

  Common Stock     1,750,000       $5.71 (1)       $9,992,500 (1)  $2,498.13 (1)
================================================================================

      (1) Pursuant to Rule 457(c), (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following: options for 1,750,000 shares at a weighted average exercise price of $5.71 a share which represents the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market System on September 27, 2001.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT            II-1
     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE................  II-1
     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.................  II-2
     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS..............  II-2
     ITEM 8.   EXHIBITS...............................................  II-3
     ITEM 9.   UNDERTAKINGS...........................................  II-3

SIGNATURES                                                              II-6
EXHIBIT INDEX                                                           II-7

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, all of which were previously filed by Ribozyme Pharmaceuticals, Inc. (the "Company") (File No. 0-26692) with the Commission pursuant to the Securities Exchange Act ("Exchange Act"), are hereby incorporated by reference:

     (1) The Company's Annual Report on Form 10-K filed on March 30, 2001 for the year ended December 31, 2000;

     (2) The Company's Quarterly Reports on Form 10-Q filed May 11, 2001 for the quarter ended March 31, 2001 and filed August 14, 2001 for the quarter ended June 30, 2001 respectively;

     (3) All other reports filed pursuant to Section 13(a) or 13(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above;

     (4) The description of the common stock of the Company, par value $0.01 (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A filed by the Company under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (5) Proxy Statement filed as of April 20, 2001 in connection with the Annual Meeting of Shareholders held on May 17, 2001.

     All documents subsequently filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Company Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber Johnson & Lyons LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration Statement. No members of Rothgerber Johnson & Lyons LLP have a substantial interest in the Company or are employed on a contingent basis by the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation law, as presently in effect, provides that any person who is or was a director, officer, employee or agent (collectively an "Agent") of the corporation or is or was serving at the request of the corporation as an Agent of another entity:

     (1) must be indemnified by the corporation for all expenses incurred by him (including attorney fees) when he is successful on the merits or otherwise in defense of any proceeding brought by reason of the fact that he is or was an Agent of the corporation ("Proceeding");

     (2) may be indemnified by the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement of any Proceeding (other than a Proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful); and

     (3) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense of a Proceeding brought by or in the right of the corporation even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made under the circumstances described in clause (3) if the Agent is adjudged liable to the corporation, unless a court determined that, despite the adjudication of liability, but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (2) and
(3) above (unless ordered by a court) may be made only as authorized in the specific case upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or
(iii) the stockholders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses incurred by an officer or director in defending a Proceeding may be advanced by the corporation prior to the final disposition of the Proceeding upon receipt of an undertakin g by or on behalf of the person to repay the advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

     Article XI, Sections 41(a), (b) and (d) of the Bylaws of the Registrant read as follows:

     "a. Directors and Executive Officers. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

     b. Other Officers, Employees and Other Agents. The corporation shall have the power to indemnify its other offices, employees and other agents as set forth in the Delaware General Corporation Law."

     d. Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise."

     Article VI of the Certificate of Incorporation of the Registrant reads as follows:

     "A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended."

ITEM 8.   EXHIBITS

     The following exhibits are attached to this registration statement:

     Exhibit 4.1   Ribozyme Pharmaceuticals, Inc. 2001 Stock Option Plan
    *Exhibit 4.2   Ribozyme Pharmaceuticals, Inc., 1996 Stock Option Plan
     Exhibit 5     Opinion of Rothgerber Johnson & Lyons LLP
     Exhibit 23.1  Consent of Ernst & Young LLP
     Exhibit 23.2  Consent of Rothgerber Johnson & Lyons LLP (included in
                   Exhibit 5 hereto)

     Exhibit 24    Power of Attorney (included on signature page hereto)

_________________________________

      * Incorporated by reference from Exhibit 4.2 to Form S-8 Registration Statement filed June 11, 1997 (File NO. 333-28991).

ITEM 9.   UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) to include any prospectus required by Section 10(a)(3) or the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) FILING OF REGISTRATION STATEMENT ON FORM S-8

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder and the State of Colorado, on this 1st day of October, 2001.

                                    RIBOZYME PHARMACEUTICALS, INC.

                                    By:   /s/ Howard W. Robin
                                          -------------------
                                          Howard W. Robin
                                          Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Howard
W. Robin and Marvin Tancer and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.


           Signature                              Title                 Date
--------------------------------------------------------------------------------

/s/ Ralph E. Christoffersen      Chairman of the Board
-------------------------------
Ralph E. Christeffersen

/s/ Howard W. Robin              Director, Chief Executive Officer
-------------------------------  and President
Howard W. Robin

/s/ Jeremy L. Curnock Cook       Director
-------------------------------
Jeremy L. Curnock Cook

/s/ John Groom                   Director
-------------------------------
John Groom

/s/ David Ichikawa               Director
-------------------------------
David Ichikawa

           Signature                              Title                 Date
--------------------------------------------------------------------------------

/s/ David T. Morgenthaler        Director
-------------------------------
David T. Morgenthaler

/s/ Samuel R. Saks               Director
-------------------------------
Samuel R. Saks

/s/ Anders P. Wiklund            Director
-------------------------------
Anders P. Wiklund

                                 EXHIBIT INDEX

Exhibit No.                       Description                           Page No.
        4.1  Ribozyme Pharmaceuticals, Inc. 2001 Stock Option Plan

       *4.2  Ribozyme Pharmaceuticals, Inc., 1996 Stock Option Plan

          5  Opinion of Rothgerber Johnson & Lyons LLP.

       23.1  Consent of Ernst & Young LLP

       23.2  Consent of Rothgerber Johnson & Lyons LLP (included in
             Exhibit 5 hereto)

         24  Power of Attorney (included on signature page hereto)

_____________________________

     * Incorporated by reference from For S-8 Registration Statement filed June 11, 1997 (File No. 333-28991).